UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 17, 2005

iVOW, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22743	94-3184035
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2101 Faraday Avenue, Carlsbad, California 92008

(Address of principal executive offices, with zip code)

(760) 603-9120

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01                                             Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On May 17, 2005, iVOW, Inc. (the “Company”) received notice from The Nasdaq Stock Market that, based on the Company’s Form 10-QSB for the period ended March 31, 2005, the Company is no longer in compliance with Nasdaq Marketplace Rule 4310(c)(2)(B), which requires the Company to have a minimum of $2,500,000 in stockholders’ equity, $35,000,000 market value of listed securities or $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years.  The staff of the Nasdaq Stock Market (the “Staff”) is reviewing the Company’s eligibility for continued listing on the Nasdaq SmallCap Market and has requested that the Company provide a specific plan by June 1, 2005, which demonstrates the Company’s ability to achieve and sustain compliance with all of the Nasdaq SmallCap Market continued listing requirements.

The Company intends to submit a detailed plan to the Nasdaq Stock Market regarding its proposal to achieve and subsequently sustain in excess $2,500,000 in stockholders’ equity and to comply with all of the Nasdaq SmallCap Market continued listing requirements.  The Staff will review the Company’s plan and notify the Company if the Staff has any questions regarding the plan.  If the Staff belives the Company’s plan does not adequately address the issues described above, the Staff will provide notification that the Company’s securities will be delisted.  In such event, the Company may appeal the decision to a Nasdaq Listing Qualifications Panel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iVOW, Inc.

Date: May 23, 2005	By:	/s/ Howard Sampson
Howard Sampson
Vice President of Finance and
Chief Financial Officer